UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 25, 2011

South American Gold Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52156	98-0486676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3645 E. Main Street, Suite 119, Richmond, IN	47374
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (765) 356-9726

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into Material Definitive Agreement.

On February 25, 2011 (the “Effective Date”), South American Gold Corp. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Minera Kata S.A., a corporation organized under the laws of the Republic of Panama (“Seller”), to acquire from Seller twenty-five percent (25%) of the outstanding capital stock (the “25% Stake”) of Kata Enterprises Inc., a corporation organized under the laws of the Republic of Panama (“Kata”), with an option to acquire from Seller the remaining seventy-five percent (75%) of the outstanding capital stock of Kata.  Kata has entered into an agreement to acquire, through its subsidiary, an eighty-five percent (85%) interest in certain mining concessions located in the Nariño province of Colombia (the “Mining Concessions”), but has not successfully closed that transaction as of this time (the “Kata Transaction”). The Company paid Seller partial consideration of $500,000 in cash (the “Closing Payment”) at closing and in order to acquire the 25% Stake, the Company is obligated to pay Seller an additional $500,000 in cash and issue to Seller 1,000,000 shares of the Company’s common stock within five business days following closing of the Kata Transaction and receipt of notification that the Mining Concessions have been registered in the National Mining Registry of Colombia in favor of Kata.

Kata is an entity that has nominal operations and was recently incorporated. Closing of the Kata Transaction is conditioned upon the transferor of the Mining Concessions receiving acceptance of an application for a concession contract, executing a concession contract with Ingeominas (the entity authorized by the Colombian Ministry of Mines and Energy to grant mining concession contracts), registration of that contract at the National Mining Registry and securing the requisite approvals and governmental consents for the transfer of the Mining Concessions to Kata’s subsidiary. The Company can provide no assurance that Kata, through its subsidiary, will be able to successfully close the Kata Transaction. In the event that Kata, through its subsidiary, fails to close the Kata Transaction and thus fails by February 25, 2012 to have the Mining Concessions registered in the National Mining Registry of Colombia in favor of Kata, the Agreement provides that Seller will be obligated to deliver to the Company one-hundred percent (100%) of the outstanding capital stock of Kata (the “100% Stake”) without any additional consideration being paid.  In such event, the Company, indirectly through its subsidiary, is entitled to return of the Closing Payment paid to Seller.

Under the terms of the Agreement, the Company can acquire from Seller the remaining seventy-five percent (75%) of the outstanding capital stock of Kata as follows:

•
The Company can exercise its an option to acquire an additional 25% stake, resulting in the acquisition of fifty percent (50%) of the outstanding capital stock of Kata (the “50% Stake”), by paying Seller $1,000,000 in cash and issuing to Seller 1,000,000 shares of the Company’s common stock within six months of the Effective Date (August 25, 2011);

•
Provided that the Company has acquired the 50% Stake, the Company can exercise its an option to acquire an additional 25% stake, resulting in the acquisition of seventy-five percent (75%) of the outstanding capital stock of Kata (the “75% Stake), by paying Seller $1,000,000 in cash and issuing to Seller 1,000,000 shares of the Company’s common stock within twelve months of the Effective Date (February 25, 2012); and

•
Provided that the Company has acquired the 75% Stake, the Company can exercise its an option to acquire an additional 25% stake, resulting in the acquisition of the 100% Stake, by paying Seller $1,000,000 in cash and issuing to Seller 1,000,000 shares of the Company’s common stock within eighteen months of the Effective Date (August 25, 2012).

 Under the terms of the Agreement, if we exercise all of the foregoing options and acquire the entire 100% Stake, we would pay Seller an aggregate of $4,000,000 in cash and issue to Seller 4,000,000 shares of our common stock in order to acquire one hundred percent (100%) of the outstanding capital stock of Kata.

In connection with due diligence conducted prior to entering into the Agreement, the Company determined that the entire area encompassing the Mining Concessions overlaps with a forestry reserve.  Under Colombia law, only prospecting activities which would not result in any significant surface disturbance can be undertaken in an area classified as a forestry reserve.  In order to commence any exploration and mining activities in the area that is the subject of a concession contract, it will be necessary to initiate a proceeding before the competent environmental authority to reclassify the entire area, or a portion thereof, that is the subject of the Mining Concessions so that it is no longer classified as a forestry reserve.  The Company anticipates, but cannot provide any assurance, that efforts to declassify a portion or all of the subject area as a forestry reserve will be successful.  In the unanticipated event that the Company is unable to succeed in reclassifying a portion or all of the area that is the subject of the Mining Concessions so that it is no longer classified as a forestry reserve, the Company will be unable to commence any exploration or mining activities causing any significant surface disturbance on the area subject to the Mining Concessions resulting in its investment in Kata being without any value. In the event this were to occur, there is a substantial risk that the Company would not be entitled to any return of the Closing Payment paid to Seller, the Company's investment in Kata would be without any value, the Company may be forced to delay, scale back, or eliminate its planned activities and there is a substantial risk that the Company's business would fail.  In addition, even if the effort to reclassify the entire area that is the subject of the Mining Concessions so that it is no longer classified as a forestry reserve is successful, there may be significant delay adversely impacting the Company’s prospects.

The foregoing description is qualified in its entirety by reference to the Agreement that is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference

(d)           Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement by and among Minera Kata S.A. and South American Gold Corp. dated as of February 25, 2011.

99.1	Press Release entitled “South American Gold Signs Definitive Agreement to Acquire Minera Kata” dated March 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 2, 2011

South American Gold Corp.

By:	/s/ Raymond DeMotte
Name:	Raymond DeMotte
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement by and among Minera Kata S.A. and South American Gold Corp. dated as of February 25, 2011.

99.1	Press Release entitled “South American Gold Signs Definitive Agreement to Acquire Minera Kata” dated March 2, 2011.